Exhibit 99.1

NEWS RELEASE

Media Contact:	Patrick Reynolds
Sempra
(877) 340-8875
media@sempra.com

Financial Contact:	Eric Llamas
Sempra
(877) 736-7727
investor@sempra.com
Sempra Reports Strong Second-Quarter
2026 Results

SAN DIEGO, Aug. 6, 2026 — Sempra (NYSE: SRE) today reported second-quarter 2026 earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $796 million or $1.21 per diluted share, compared to second-quarter 2025 GAAP earnings of $461 million or $0.71 per diluted share. On an adjusted basis, second-quarter 2026 earnings were $762 million or $1.16 per diluted share, compared to $583 million or $0.89 per diluted share in 2025.

“Across our management team, there is a consistent emphasis on execution, and our progress through the first half of the year is reflected in strong financial performance,” said Jeffrey W. Martin, chairman and CEO of Sempra. “I could not be more proud of our employees and their commitment to innovation and continuous improvement, as we look to find new and better ways to serve customers.”

The reported financial results reflect certain significant items as described on an after-tax basis in the following table of GAAP earnings, reconciled to adjusted earnings, for second-quarter 2026 and 2025.

(Dollars and shares in millions, except EPS)	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025

GAAP Earnings	$796	$461	$1,833	$1,367
Impact from regulatory disallowances	—	25	—	25
Impact from foreign currency and inflation on monetary positions in Mexico and associated undesignated derivatives	71	97	52	89
Net unrealized (gains) losses on derivatives	(82)	(25)	(85)	10
Net unrealized (gains) losses on interest rate swaps related to Port Arthur LNG Phase 1 project	(3)	(1)	8	8
Tax items related to assets held for sale	(20)	26	(55)	26
Adjusted Earnings(1)	$762	$583	$1,753	$1,525

Diluted Weighted-Average Common Shares Outstanding	656	653	656	653
GAAP EPS	$1.21	$0.71	$2.80	$2.09
Adjusted EPS(1)	$1.16	$0.89	$2.67	$2.34

(1) See Table A for information regarding non-GAAP financial measures.

Advancing Value Creation Initiatives
During the second quarter, Sempra continued executing on a series of value creation initiatives to further its mission of building America’s leading utility growth business. Taken together, these initiatives are designed to simplify the company’s strategy, strengthen its financial position and support long-term utility growth.

In the first half of 2026, Sempra's businesses invested capital expenditures of over $6 billion to support safe, reliable and affordable energy for the communities we serve. These investments are part of Sempra’s record five-year 2026-2030 capital plan of approximately $65 billion, with 95% allocated to investments at our Texas and California utilities.

Sempra Texas
Sempra continues to see strong growth opportunities in Texas through its investment in Oncor Electric Delivery Company LLC (Oncor). During the quarter, Oncor’s new base rates became effective June 1. In addition, Oncor filed the surcharge that was approved through its recent base rate review. The surcharge, which took effect August 1, recovers the difference between the new base rates and the rates in effect from January 1 to June 1, 2026. The updated base rates better align Oncor's cost structure with today's operating environment, strengthen its financial profile and support continued infrastructure investments to meet Texas' growing energy needs.

Texas continues to experience unprecedented growth in electric demand as evidenced by Electric Reliability Council of Texas’ (ERCOT) new all-time peak load of 91 gigawatts (GW) set in July. Continued growth in demand is leading to a series of new opportunities to invest in the electric grid.

Earlier this year, ERCOT endorsed a series of high-voltage transmission projects expected to require more than $7 billion of incremental investment, supporting approximately 16 GW of new electric demand with anticipated in-service dates between 2026 and 2034. Oncor expects to construct the majority of those projects, which are subject to regulatory approval.

Also, the Public Utility Commission of Texas recently approved ERCOT’s Batch Zero process, establishing a standardized framework intended to streamline large-load interconnections and support growing demand across the electric grid. While the timeline of the Batch Zero process remains to be determined, approximately 44 GW of large-load requests in Oncor's service territory are expected to be eligible as base or studied load, consisting of approximately 27 GW of base load and 17 GW of studied load. The referenced 44 GW also includes 8 GW of existing interconnected large load that is ramping up to its authorized capacity. The projects reflect significant customer commitment through financial security, site control and other ERCOT qualification requirements, reinforcing the substantial demand for infrastructure investment across Oncor’s service territory. For context, if fully realized, these requests would represent over 140% growth relative to Oncor’s current system peak load of 31 GW.

Sempra California
In California, Sempra’s utilities remained focused on advancing safety, reliability and affordability for customers. During the quarter, San Diego Gas & Electric (SDGE) and Southern California Gas Company (SoCalGas) filed their 2028 General Rate Case (GRC) applications. Together, these GRC applications demonstrate a balanced approach to advancing critical safety and reliability investments supporting wildfire risk reduction, electric reliability and resilience, and pipeline safety, while maintaining disciplined cost management and a focus on customer affordability.

Regulatory momentum continued in the quarter, including the approval by the Federal Energy Regulatory Commission of SDGE’s electric transmission rate, or TO6, settlement. The settlement provides a constructive outcome for SDGE’s transmission business, including an authorized base return on equity of approximately 10.28% and a supportive regulatory framework for continued transmission investment. Additionally, the California Independent System Operator’s 2025–2026 Transmission Plan included over $160 million of reliability-driven projects for SDGE, further supporting grid resilience.

Sempra California also continued to advance innovation and deliver meaningful benefits for customers. SoCalGas estimates that its energy efficiency programs helped customers save more than $100 million on their utility bills last year, while SDGE expanded its battery energy storage capacity in the second quarter to support grid reliability. In addition, SDGE launched a collaboration with Qualcomm Technologies, Inc. and the University of California San Diego's Scripps Institution of Oceanography to develop edge-based artificial intelligence technology aimed at enhancing extreme-weather response capabilities. In combination, these efforts reflect Sempra California’s broader commitment to safety, innovation and long-term system reliability.

Sempra Infrastructure Partners Strategic Updates
The transaction to sell a 45% equity interest in Sempra Infrastructure Partners to affiliates of KKR remains on track and is expected to close in the third quarter of 2026, subject to required approvals and customary closing conditions. The planned sale of Ecogas México, S. de R.L. de C.V. continues to advance following the recent approval without condition by Mexico’s antitrust authority and is expected to close in August. These transactions further Sempra's capital recycling program with a view toward simplifying the company’s strategy, strengthening its financial position and supporting long-term utility growth.

Earnings Guidance
Sempra is updating its full-year 2026 GAAP earnings-per-common share (EPS) guidance range to $5.02 to $5.55, reflecting actual results through the second quarter, affirming its 2026 adjusted EPS guidance range of $4.80 to $5.30 and affirming its full-year 2027 EPS guidance range of $5.10 to $5.70. Sempra is also affirming a 7% to 9% projected long‑term EPS growth rate.

Non-GAAP Financial Measures
Non-GAAP financial measures include Sempra’s adjusted earnings, adjusted EPS and adjusted EPS guidance range. See Table A for additional information regarding these non-GAAP financial measures.

Internet Broadcast
Sempra will broadcast a live discussion of its earnings results over the internet today at 12 p.m. ET with the company’s senior management. Access is available by visiting the Investors section of the company’s website at sempra.com/investors. The webcast will be available on replay a few hours after its conclusion at sempra.com/investors.

About Sempra
Sempra’s mission is to build America’s leading utility growth business. As owner of one of the largest energy networks on the continent, Sempra is electrifying and improving energy resilience in California and Texas, the two largest economies in the U.S. The company is recognized as a leader in responsible business practices and for its high-performance culture focused on safety and operational excellence, as demonstrated by Sempra's inclusion in The Wall Street Journal’s Management Top 250 and Fortune’s World’s Most Admired Companies. More information about Sempra is available at sempra.com, including investor.sempra.com/corporate-updates which contains important information for investors, and on social media @sempra.

We use the investor.sempra.com/corporate-updates webpage as a means of disclosing important information to investors, some of which may be material, and complying with our disclosure obligations under SEC Regulation FD. The information on this webpage is supplemental to the information we disseminate to investors through other channels, including filings with the SEC, press releases, and public conference calls and webcasts, and investors should monitor all these sources for material information about us.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions about the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed or implied in any forward-looking statement. These forward-looking statements represent our estimates and assumptions only as of the date of this press release. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise.

In this press release, forward-looking statements can be identified by words such as “believe,” “expect,” “intend,” “anticipate,” “contemplate,” “plan,” “estimate,” “project,” “forecast,” “envision,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “construct,” “develop,” “opportunity,” “preliminary,” “pro forma,” “strategic,” “initiative,” “target,” “outlook,” “optimistic,” “poised,” “positioned,” “maintain,” “continue,” “progress,” “advance,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our guidance, priorities, strategies, goals, vision, mission, projections, intentions or expectations.

Factors, among others, that could cause actual results and events to differ materially from those expressed or implied in any forward-looking statement include: California wildfires, including potential liability for damages regardless of fault and any inability to recover all or a substantial portion of costs from insurance, the wildfire fund established by California Assembly Bill 1054 and the wildfire fund continuation account established by California Senate Bill 254, rates from customers or a combination thereof; decisions, disallowances or denials of cost recovery, audits, investigations, inquiries, ordered studies, regulations, legislative actions, denials or revocations of permits, consents, approvals or other authorizations, renewals of franchises, and other actions, including the failure to honor contracts and commitments, by the (i) Comisión Nacional de Energía, California Public Utilities Commission (CPUC), U.S. Department of Energy, Electric Reliability Council of Texas, Inc., U.S. Federal Energy Regulatory Commission, U.S. Internal Revenue Service, Public Utility Commission of Texas and other regulatory bodies and (ii) U.S., Mexico and states, counties, cities and other jurisdictions therein and in other countries where we do business; the success of business development efforts, construction projects, acquisitions, divestitures, and other significant transactions, such as the planned sale of a portion of our equity interest in Sempra Infrastructure Partners, including risks related to, as applicable, (i) being able to reach a positive final investment decision, (ii) negotiating pricing and other terms in definitive contracts, (iii) completing construction projects or other transactions on schedule and budget, (iv) realizing anticipated benefits from any of these efforts if completed, (v) obtaining regulatory and other approvals and (vi) third parties honoring their contracts and commitments, including with respect to closing or post-closing payments; changes to our capital expenditure plans and their potential impact on rate base or other growth; changes, due to evolving economic, political and other factors and increasing geopolitical instability as a result of wars or other conflicts in various parts of the world, to (i) trade and other foreign policy, including the imposition of tariffs by the U.S. and foreign countries (and uncertainty related to the implementation and enforceability thereof), and (ii) laws and regulations, including those related to tax and the energy industry in the U.S. and Mexico; litigation, arbitration, property disputes and other proceedings; cybersecurity threats, including by nation-state actors, of ransomware or other attacks on our systems, the energy grid or our other infrastructure, or the systems of third parties with which we conduct business; the availability, uses, sufficiency, and cost of capital resources and our ability to borrow money or otherwise raise capital on favorable terms and meet our obligations, which can be affected by, among other things, (i) actions by credit rating agencies to downgrade our credit ratings or place those ratings on negative outlook, (ii) instability in the capital markets, and (iii) fluctuating interest rates and inflation; the impact of efforts to increase affordability of U.S. utility customer rates on our ability to obtain cost recovery from applicable regulators, our capital expenditure and other growth plans and our ability to advance statewide policies; the impact on affordability of customer rates, cost of capital and operating margin due to (i) volatility in inflation, interest rates, commodity prices, tariff rates, and foreign currency exchange rates and (ii) with respect to SDG&E’s and SoCalGas’ businesses, the cost of meeting the demand for lower carbon and reliable energy in California; the impact of air quality and climate-related policies, laws, rules, regulations, trends and required disclosures, including actions to reduce or eliminate reliance on natural gas, increased uncertainty in the political or regulatory environment for California natural gas distribution companies, the risk of nonrecovery for stranded assets, and uncertainty related to emerging technologies; weather, natural disasters, pandemics, accidents, equipment failures, explosions, terrorism, information system outages or other events, such as work stoppages, that disrupt our operations, damage our facilities or systems, cause the release of harmful materials or fires or subject us to liability for damages, fines and penalties, some of which may not be recoverable through regulatory mechanisms or insurance or may impact our ability to obtain satisfactory levels of affordable insurance; the availability and reliability of electric power, natural gas and natural gas storage and transportation capacity, including disruptions caused by failures in the transmission grid or pipeline and storage systems or limitations on the injection and withdrawal of natural gas from storage facilities; Oncor Electric Delivery Company LLC’s (Oncor) ability to reduce or eliminate its quarterly dividends due to regulatory and governance requirements and commitments, including by actions of Oncor’s independent directors or a minority member director; and other uncertainties, some of which are difficult to predict and beyond our control.

These risks and uncertainties are further discussed in the reports that Sempra has filed with the U.S. Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC's website, www.sec.gov, and on Sempra’s website, www.sempra.com. Investors should not rely unduly on any forward-looking statements.

Sempra Infrastructure Partners and its subsidiaries, and the Sempra Texas utilities (Oncor and Sharyland Utilities) are not the same companies as the Sempra California utilities, SDG&E or SoCalGas, nor are they regulated by the California Public Utilities Commission (CPUC).

None of the website references in this press release are active hyperlinks, and the information contained on, or that can be accessed through, any such website is not, and shall not be deemed to be, part of this document.

SEMPRA
Table A

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except per share amounts; shares in thousands)
	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025

REVENUES
Utilities:
Natural gas	$1,364	$1,470	$3,389	$3,832
Electric	1,158	1,031	2,382	2,090
Energy-related businesses	475	499	881	880
Total revenues	2,997	3,000	6,652	6,802

EXPENSES AND OTHER INCOME
Utilities:
Cost of natural gas	(63)	(183)	(398)	(676)
Cost of electric fuel and purchased power	(114)	(91)	(195)	(143)
Energy-related businesses cost of sales	69	(85)	(7)	(204)
Operation and maintenance	(1,251)	(1,239)	(2,493)	(2,582)
Depreciation and amortization	(612)	(653)	(1,233)	(1,293)
Franchise fees and other taxes	(194)	(165)	(404)	(361)
Other income, net	67	59	167	150
Interest income	38	14	78	48
Interest expense	(430)	(359)	(812)	(792)
Income before income taxes and equity earnings	507	298	1,355	949
Income tax expense	(112)	(172)	(177)	(229)
Equity earnings	547	393	914	718
Net income	942	519	2,092	1,438
Earnings attributable to noncontrolling interests	(141)	(46)	(248)	(48)
Earnings attributable to contingently redeemable noncontrolling interest	(4)	—	(10)	—
Preferred dividends	—	(11)	—	(22)
Preferred dividends of subsidiary	(1)	(1)	(1)	(1)
Earnings attributable to common shares	$796	$461	$1,833	$1,367

Basic earnings per common share (EPS):
Earnings	$1.22	$0.71	$2.80	$2.10
Weighted-average common shares outstanding	654,038	652,664	653,815	652,330

Diluted EPS:
Earnings	$1.21	$0.71	$2.80	$2.09
Weighted-average common shares outstanding	655,945	653,224	655,718	653,123

SEMPRA
Table A (Continued)

Sempra Adjusted Earnings and Adjusted EPS are non-GAAP financial measures (GAAP represents generally accepted accounting principles in the United States of America). These non-GAAP financial measures exclude significant items that are generally not related to our ongoing business activities and/or are infrequent in nature. These non-GAAP financial measures also exclude the impact from foreign currency and inflation on our monetary positions in Mexico and associated undesignated derivatives and net unrealized gains and losses on commodity and interest rate derivatives, which we expect to occur in future periods, and which can vary significantly from one period to the next. Exclusion of these items is useful to management and investors because it provides a meaningful comparison of the performance of Sempra’s business operations to prior and future periods. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.

RECONCILIATION OF SEMPRA ADJUSTED EARNINGS AND ADJUSTED EPS TO SEMPRA GAAP EARNINGS AND GAAP EPS
Sempra Adjusted Earnings and Adjusted EPS exclude items (after the effects of income taxes and, if applicable, noncontrolling interests (NCI)) in 2026 and 2025 as follows:

Three months ended June 30, 2026:
▪$(71) million impact from foreign currency and inflation on our monetary positions in Mexico and associated undesignated derivatives
▪$82 million net unrealized gains on commodity derivatives
▪$3 million net unrealized gains on interest rate swaps related to the initial phase of the Port Arthur LNG liquefaction project (PA LNG Phase 1 project)
▪$20 million net income tax benefit as a result of classifying Sempra Infrastructure Partners, LP (SI Partners) and Ecogas México, S. de R.L. de C.V. (Ecogas) as held for sale, which such amounts could change in future periods until the dates of sale:
◦ $21 million income tax benefit to adjust deferred income tax liabilities primarily related to outside basis differences in our investment in SI Partners
◦ $(1) million income tax expense to adjust a Mexican deferred tax liability on our outside basis difference in our investment in Ecogas

Three months ended June 30, 2025:
▪$(25) million impact from regulatory disallowances related to the recovery of coronavirus disease 2019 (COVID-19) costs at Sempra California
▪$(97) million impact from foreign currency and inflation on our monetary positions in Mexico
▪$25 million net unrealized gains on commodity derivatives
▪$1 million net unrealized gains on interest rate swaps related to the PA LNG Phase 1 project
▪$(26) million income tax expense due to the recognition of a Mexican deferred tax liability on the outside basis difference in our investment in Ecogas as a result of classifying the asset as held for sale

Six months ended June 30, 2026:
▪$(52) million impact from foreign currency and inflation on our monetary positions in Mexico and associated undesignated derivatives
▪$85 million net unrealized gains on commodity derivatives
▪$(8) million net unrealized losses on interest rate swaps related to the PA LNG Phase 1 project
▪$55 million income tax benefit as a result of classifying SI Partners and Ecogas as held for sale, which such amounts could change in future periods until the dates of sale:
◦ $54 million income tax benefit to adjust deferred income tax liabilities primarily related to outside basis differences in our investment in SI Partners
◦ $1 million income tax benefit to adjust a Mexican deferred tax liability on the outside basis difference in our investment in Ecogas

Six months ended June 30, 2025:
▪$(25) million impact from regulatory disallowances related to the recovery of COVID-19 costs at Sempra California
▪$(89) million impact from foreign currency and inflation on our monetary positions in Mexico
▪$(10) million net unrealized losses on commodity derivatives
▪$(8) million net unrealized losses on interest rate swaps related to the PA LNG Phase 1 project
▪$(26) million income tax expense due to the recognition of a Mexican deferred tax liability on the outside basis difference in our investment in Ecogas as a result of classifying the asset as held for sale

The table below reconciles Sempra Adjusted Earnings and Adjusted EPS to Sempra GAAP Earnings and GAAP EPS, which we consider to be the most directly comparable financial measures calculated in accordance with GAAP.

RECONCILIATION OF ADJUSTED EARNINGS AND ADJUSTED EPS TO GAAP EARNINGS AND GAAP EPS
(Dollars in millions, except per share amounts; shares in thousands)
	Pretax amount	Income tax expense (benefit)(1)	Non-controlling interests	Earnings	Diluted EPS	Pretax amount	Income tax (benefit) expense(1)	Non-controlling interests	Earnings	Diluted EPS
	Three months ended June 30, 2026					Three months ended June 30, 2025

Sempra GAAP Earnings and GAAP EPS				$796	$1.21				$461	$0.71
Excluded items:
Impact from regulatory disallowances	$—	$—	$—	—	—	$36	$(11)	$—	25	0.04
Impact from foreign currency and inflation on monetary positions in Mexico and associated undesignated derivatives	60	38	(27)	71	0.11	24	122	(49)	97	0.14
Net unrealized gains on commodity derivatives	(182)	33	67	(82)	(0.13)	(46)	6	15	(25)	(0.04)
Net unrealized gains on interest rate swaps related to PA LNG Phase 1 project	(21)	1	17	(3)	—	(9)	1	7	(1)	—
Tax items related to assets held for sale	—	(20)	—	(20)	(0.03)	—	38	(12)	26	0.04
Sempra Adjusted Earnings and Adjusted EPS				$762	$1.16				$583	$0.89

Weighted-average common shares outstanding, diluted					655,945					653,224

	Six months ended June 30, 2026					Six months ended June 30, 2025

Sempra GAAP Earnings and GAAP EPS				$1,833	$2.80				$1,367	$2.09
Excluded items:
Impact from regulatory disallowances	$—	$—	$—	—	—	$36	$(11)	$—	25	0.04
Impact from foreign currency and inflation on monetary positions in Mexico and associated undesignated derivatives	49	20	(17)	52	0.07	22	112	(45)	89	0.14
Net unrealized (gains) losses on commodity derivatives	(173)	38	50	(85)	(0.13)	23	(9)	(4)	10	0.02
Net unrealized losses on interest rate swaps related to PA LNG Phase 1 project	54	(3)	(43)	8	0.01	56	(3)	(45)	8	0.01
Tax items related to assets held for sale	—	(56)	1	(55)	(0.08)	—	38	(12)	26	0.04
Sempra Adjusted Earnings and Adjusted EPS				$1,753	$2.67				$1,525	$2.34

Weighted-average common shares outstanding, diluted					655,718					653,123
(1)    Except for adjustments that are solely income tax and tax related to outside basis differences, income taxes on pretax amounts were primarily calculated based on applicable statutory tax rates.

SEMPRA
Table A (Continued)
Sempra 2026 Adjusted EPS Guidance is a non-GAAP financial measure. This non-GAAP financial measure excludes significant items that are generally not related to our ongoing business activities and/or infrequent in nature. This non-GAAP financial measure also excludes the impact from foreign currency and inflation on our monetary positions in Mexico and associated undesignated derivatives and net unrealized gains and losses on commodity and interest rate derivatives for the six months ended June 30, 2026, which we expect to occur in future periods, and which can vary significantly from one period to the next. Exclusion of these items is useful to management and investors because it provides a meaningful comparison of the performance of Sempra's business operations to prior and future periods.
Because we cannot reasonably estimate the forward-looking amount or range of amounts of reasonably estimable GAAP amounts, this non-GAAP financial measure does not contemplate the anticipated impacts of each of the following future events:
▪impact from foreign currency and inflation on our monetary positions in Mexico and associated undesignated derivatives
▪net unrealized gains and losses on commodity and interest rate derivatives
▪any potential gain from the agreement to sell an equity interest in SI Partners to the KKR Partners that was entered into in September 2025, as the purchase price is subject to closing adjustments, post-closing adjustments, and tax items related to our outside basis difference in SI Partners, all of which are subject to adjustments based on changes in carrying value, foreign exchange rates and inflation until the date of sale
▪ancillary costs associated with the sale of SI Partners

We expect to complete the sale of SI Partners in the third quarter of 2026, which we expect to be accretive. Sempra 2026 Adjusted EPS Guidance Range should not be considered an alternative to Sempra 2026 GAAP EPS Guidance Range. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.

RECONCILIATION OF SEMPRA 2026 ADJUSTED EPS GUIDANCE RANGE TO SEMPRA 2026 GAAP EPS GUIDANCE RANGE
Sempra 2026 Adjusted EPS Guidance Range of $4.80 to $5.30 excludes items (after the effects of income taxes and, if applicable, NCI) for the six months ended June 30, 2026 as follows:

▪$(52) million impact from foreign currency and inflation on our monetary positions in Mexico and associated undesignated derivatives
▪$85 million net unrealized gains on commodity derivatives
▪$(8) million net unrealized losses on interest rate swaps related to the PA LNG Phase 1 project
▪$55 million income tax benefit as a result of classifying SI Partners and Ecogas as held for sale, which such amounts could change in future periods until the dates of sale:
◦ $54 million income tax benefit to adjust deferred income tax liabilities primarily related to outside basis differences in our investment in SI Partners
◦ $1 million income tax benefit to adjust a Mexican deferred tax liability on the outside basis difference in our investment in Ecogas
▪a gain on sale of Ecogas ranging from approximately $165 million ($57 million after tax and NCI) to $205 million ($77 million after tax and NCI), which SI Partners expects to complete in August 2026

The table below reconciles Sempra 2026 Adjusted EPS Guidance Range to Sempra 2026 GAAP EPS Guidance Range, which we consider to be the most directly comparable financial measure calculated in accordance with GAAP.

RECONCILIATION OF ADJUSTED EPS GUIDANCE RANGE TO GAAP EPS GUIDANCE RANGE

	Full-Year 2026
Sempra GAAP EPS Guidance Range	$5.02	to	$5.55
Excluded items:
Impact from foreign currency and inflation on monetary positions in Mexico and associated undesignated derivatives	0.07		0.07
Net unrealized gains on commodity derivatives	(0.13)		(0.13)
Net unrealized losses on interest rate swaps related to PA LNG Phase 1 project	0.01		0.01
Tax items related to assets held for sale	(0.08)		(0.08)
Estimated gain on sale of Ecogas	(0.09)		(0.12)
Sempra Adjusted EPS Guidance Range	$4.80	to	$5.30
Weighted-average common shares outstanding, diluted (millions)			655

SEMPRA
Table B

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
	June 30,	December 31,
	2026	2025(1)

ASSETS
Current assets:
Cash and cash equivalents	$48	$29
Restricted cash	2	2
Accounts receivable – trade, net	1,442	1,767
Accounts receivable – other, net	190	157
Due from unconsolidated affiliates	45	—
Income taxes receivable	252	71
Inventories	496	561
Regulatory assets	511	761
Greenhouse gas allowances	196	203
Assets held for sale	32,939	31,024
Other current assets	169	262
Total current assets	36,290	34,837

Other assets:
Regulatory assets	4,297	3,868
Greenhouse gas allowances	1,498	1,221
Nuclear decommissioning trusts	920	899
Dedicated assets in support of certain benefit plans	617	605
Deferred income taxes	10	10
Right-of-use assets – operating leases	1,279	1,262
Investment in Oncor Holdings	19,002	17,472
Other investments	150	147
Wildfire fund	235	246
Other long-term assets	1,247	1,300
Total other assets	29,255	27,030
Property, plant and equipment, net	49,736	49,011
Total assets	$115,281	$110,878
(1)    Derived from audited financial statements.

SEMPRA
Table B (Continued)

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
	June 30,	December 31,
	2026	2025(1)

LIABILITIES, CONTINGENTLY REDEEMABLE NONCONTROLLING INTEREST, AND EQUITY
Current liabilities:
Short-term debt	$3,566	$4,166
Accounts payable – trade	1,225	1,461
Accounts payable – other	198	203
Due to unconsolidated affiliates	—	8
Dividends and interest payable	807	770
Accrued compensation and benefits	358	521
Regulatory liabilities	3	3
Current portion of long-term debt and finance leases	2,075	1,876
Greenhouse gas obligations	196	203
Liabilities held for sale	12,992	11,704
Other current liabilities	685	979
Total current liabilities	22,105	21,894

Long-term debt and finance leases	31,023	28,979

Deferred credits and other liabilities:
Regulatory liabilities	4,396	4,250
Greenhouse gas obligations	1,164	957
Pension and other postretirement benefit plan obligations, net of plan assets	119	124
Deferred income taxes	6,505	6,127
Asset retirement obligations	3,816	3,743
Deferred credits and other	2,847	2,805
Total deferred credits and other liabilities	18,847	18,006

Contingently redeemable noncontrolling interest	3,308	3,206

Equity:
Sempra shareholders’ equity	32,685	31,594
Preferred stock of subsidiary	20	20
Other noncontrolling interests	7,293	7,179
Total equity	39,998	38,793
Total liabilities, contingently redeemable noncontrolling interest, and equity	$115,281	$110,878
(1)     Derived from audited financial statements.

SEMPRA
Table C

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in millions)
	Six months ended June 30,
	2026	2025

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,092	$1,438
Adjustments to reconcile net income to net cash provided by operating activities	456	797
Net change in working capital components	268	(498)
Distributions from investments	721	516
Changes in other noncurrent assets and liabilities, net	(420)	13
Net cash provided by operating activities	3,117	2,266

CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for property, plant and equipment	(4,687)	(4,640)
Expenditures for investments	(1,485)	(972)
Purchases of nuclear decommissioning and other trust assets	(650)	(531)
Proceeds from sales of nuclear decommissioning and other trust assets	679	580
Advances to unconsolidated affiliates	(30)	—
Other	9	—
Net cash used in investing activities	(6,164)	(5,563)

CASH FLOWS FROM FINANCING ACTIVITIES
Common dividends paid	(826)	(787)
Preferred dividends paid	—	(22)
Issuances of common stock, net	30	19
Repurchases of common stock	(21)	(58)
Issuances of debt (maturities greater than 90 days)	8,092	5,458
Payments on debt (maturities greater than 90 days) and finance leases	(4,544)	(3,411)
(Decrease) increase in short-term debt, net	(600)	682
Advances from unconsolidated affiliates	79	44
Contributions from noncontrolling interests	74	83
Distributions to noncontrolling interests	(135)	(91)
Termination of interest rate swaps, net of transaction costs	96	—
Other	(51)	(26)
Net cash provided by financing activities	2,194	1,891

Effect of exchange rate changes on cash, cash equivalents and restricted cash	1	1

Decrease in cash, cash equivalents and restricted cash	(852)	(1,405)
Cash, cash equivalents and restricted cash, January 1	3,552	1,589
Cash, cash equivalents and restricted cash, June 30	$2,700	$184

SEMPRA
Table D

SEGMENT EARNINGS (LOSSES) AND CAPITAL EXPENDITURES
(Dollars in millions)
	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
EARNINGS (LOSSES) ATTRIBUTABLE TO COMMON SHARES
Sempra California	$297	$259	$1,017	$983
Sempra Texas Utilities	346	208	517	354
Sempra Infrastructure	230	72	492	218
Segment earnings attributable to common shares	873	539	2,026	1,555
Parent and other	(77)	(78)	(193)	(188)
Sempra earnings attributable to common shares	$796	$461	$1,833	$1,367
CAPITAL EXPENDITURES FOR PROPERTY, PLANT AND EQUIPMENT
Sempra California	$934	$1,221	$1,901	$2,315
Sempra Infrastructure	1,291	1,081	2,784	2,322
Segment totals	2,225	2,302	4,685	4,637
Parent and other	1	2	2	3
Total Sempra	$2,226	$2,304	$4,687	$4,640
CAPITAL EXPENDITURES FOR INVESTMENTS
Sempra Texas Utilities	$609	$485	$1,485	$971
Sempra Infrastructure	—	1	—	1
Total Sempra	$609	$486	$1,485	$972

SEMPRA
Table D (Continued)

RECONCILIATION OF SEMPRA'S CAPITAL PLAN TO PROJECTED FUTURE CAPITAL EXPENDITURES
(Dollars in billions)
	Sempra California	Sempra Texas Utilities	Sempra Infrastructure	Total Sempra
	Capital Plan for 2026 – 2030(1)
Projected future capital expenditures for PP&E and investments – GAAP	$23.5	$11.1	$4.1	$38.7
Capital expenditures to unconsolidated entities(2)	—	(11.1)	(2.6)	(13.7)
Capital expenditures at unconsolidated entities(3)	—	38.2	2.7	40.9
Capital expenditures attributable to NCI owners(4)	—	—	(1.0)	(1.0)
Capital Plan	$23.5	$38.2	$3.2	$64.9

Percentage of projected future capital expenditures for PP&E and investments – GAAP	61%	29%	10%	100%
Percentage of Capital Plan	36%	59%	5%	100%
(1)    All projects in progress and future projects are subject to a number of risks and uncertainties. Sempra's Capital Plan and expectations regarding potential increases to its capital requirements are based on a number of assumptions, the failure of which to be accurate could materially impact Sempra's actual Capital Plan. Sempra's Capital Plan assumes Sempra's 70% consolidated ownership of SI Partners for the first three months of 2026 and 25% ownership thereafter, which represents Sempra's remaining interest under the equity method upon completion of the sale of a 45% equity interest in SI Partners. Sempra’s Capital Plan is considered by management to be an operating measure.
(2)    Represents Sempra's projected future capital contributions to unconsolidated equity method investees.
(3)    Represents Sempra's proportionate ownership interest in projected capital expenditures at unconsolidated equity method investees.
(4)    Represents NCI's proportionate ownership interest in projected capital expenditures at Sempra and at unconsolidated equity method investees.

SEMPRA'S CAPITAL DEPLOYED
(Dollars in billions)
Total Sempra
Six months ended June 30, 2026
Capital expenditures for PP&E and investments – GAAP	$6.2
Capital expenditures to unconsolidated entities(1)	(1.5)
Capital expenditures at unconsolidated entities(2)	3.2
Capital expenditures attributable to NCI owners(3)	(1.8)
Capital deployed	$6.1
(1)    Represents Sempra's actual capital contributions to unconsolidated equity method investees.
(2)    Represents Sempra's proportionate ownership interest in actual capital expenditures at unconsolidated equity method investees.
(3)    Represents NCI's proportionate ownership interest in actual capital expenditures at Sempra and at unconsolidated equity method investees.

SEMPRA
Table E

OTHER OPERATING STATISTICS

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025

UTILITIES
Sempra California
Gas sales (Bcf)(1)	68	75	161	191
Transportation (Bcf)(1)	106	114	213	245
Total deliveries (Bcf)(1)	174	189	374	436

Total gas customer meters (thousands)			7,147	7,135

Electric sales (millions of kWhs)(1)	632	610	1,320	1,325
Community Choice Aggregation and Direct Access (millions of kWhs)	3,259	3,104	6,558	6,536
Total deliveries (millions of kWhs)(1)	3,891	3,714	7,878	7,861

Total electric customer meters (thousands)			1,554	1,540

Oncor Electric Delivery Company LLC (Oncor)(2)
Total deliveries (millions of kWhs)	44,595	42,226	84,784	81,232
Total electric customer meters (thousands)			4,141	4,084

Ecogas
Natural gas sales (Bcf)	1	1	2	2
Natural gas customer meters (thousands)			173	166

ENERGY-RELATED BUSINESSES
Sempra Infrastructure
Termoeléctrica de Mexicali (millions of kWhs)	492	776	1,269	1,478
Wind and solar (millions of kWhs)(1)	971	842	1,710	1,588
(1)     Includes intercompany sales.
(2)     Includes 100% of the electric deliveries and customer meters of Oncor, in which we hold an 80.25% interest through our investment in Oncor Electric Delivery Holdings Company LLC.

SEMPRA
Table F

STATEMENTS OF OPERATIONS DATA BY SEGMENT
(Dollars in millions)
	Sempra California	Sempra Texas Utilities(1)	Sempra Infrastructure	Segment Totals	Consolidating Adjustments, Parent & Other	Total
	Three months ended June 30, 2026

Revenues	$2,511		$512	$3,023	$(26)	$2,997
Operation and maintenance	(995)		(229)	(1,224)	(27)	(1,251)
Depreciation and amortization	(607)		(3)	(610)	(2)	(612)
Interest income	5		26	31	7	38
Interest expense(2)	(256)		(10)	(266)	(164)	(430)
Income tax (expense) benefit	(39)		(157)	(196)	84	(112)
Equity earnings		$348	199	547		547
Earnings attributable to noncontrolling interests			(141)	(141)		(141)
Earnings attributable to contingently redeemable noncontrolling interest			(4)	(4)		(4)
Other segment items(3)	(322)	(2)	37	(287)	51	(236)
Earnings (losses) attributable to common shares	$297	$346	$230	$873	$(77)	$796

	Three months ended June 30, 2025

Revenues	$2,490		$530	$3,020	$(20)	$3,000
Operation and maintenance	(1,000)		(213)	(1,213)	(26)	(1,239)
Depreciation and amortization	(574)		(78)	(652)	(1)	(653)
Interest income	3		5	8	6	14
Interest expense(2)	(228)		6	(222)	(137)	(359)
Income tax (expense) benefit	(13)		(231)	(244)	72	(172)
Equity earnings		$210	183	393		393
Earnings attributable to noncontrolling interests			(46)	(46)		(46)
Other segment items(3)	(419)	(2)	(84)	(505)	28	(477)
Earnings (losses) attributable to common shares	$259	$208	$72	$539	$(78)	$461
(1)    Substantially all earnings attributable to common shares are from equity earnings.
(2)    Sempra Infrastructure includes net unrealized gains (losses) from undesignated interest rate swaps related to the PA LNG Phase 1 project.
(3)    Includes cost of natural gas, cost of electric fuel and purchased power, franchise fees and other taxes, other income (expense), net, and preferred dividends for Sempra California; operation and maintenance (O&M) and interest expense for Sempra Texas Utilities related to activities at the holding company; and cost of natural gas, energy-related businesses cost of sales, franchise fees and other taxes, and other income (expense), net, for Sempra Infrastructure.

SEMPRA
Table F (Continued)

STATEMENTS OF OPERATIONS DATA BY SEGMENT
(Dollars in millions)
	Sempra California	Sempra Texas Utilities(1)	Sempra Infrastructure	Segment Totals	Consolidating Adjustments, Parent & Other	Total
	Six months ended June 30, 2026

Revenues	$5,742		$955	$6,697	$(45)	$6,652
Operation and maintenance	(2,011)		(450)	(2,461)	(32)	(2,493)
Depreciation and amortization	(1,224)		(6)	(1,230)	(3)	(1,233)
Interest income	7		59	66	12	78
Interest expense(2)	(500)		—	(500)	(312)	(812)
Income tax (expense) benefit	(128)		(171)	(299)	122	(177)
Equity earnings		$521	393	914		914
Earnings attributable to noncontrolling interests			(248)	(248)		(248)
Earnings attributable to contingently redeemable noncontrolling interest			(10)	(10)		(10)
Other segment items(3)	(869)	(4)	(30)	(903)	65	(838)
Earnings (losses) attributable to common shares	$1,017	$517	$492	$2,026	$(193)	$1,833

	Six months ended June 30, 2025

Revenues	$5,891		$956	$6,847	$(45)	$6,802
Operation and maintenance	(2,175)		(387)	(2,562)	(20)	(2,582)
Depreciation and amortization	(1,136)		(154)	(1,290)	(3)	(1,293)
Interest income	5		24	29	19	48
Interest expense(2)	(453)		(71)	(524)	(268)	(792)
Income tax (expense) benefit	(65)		(253)	(318)	89	(229)
Equity earnings		$358	360	718		718
Earnings attributable to noncontrolling interests			(48)	(48)		(48)
Other segment items(3)	(1,084)	(4)	(209)	(1,297)	40	(1,257)
Earnings (losses) attributable to common shares	$983	$354	$218	$1,555	$(188)	$1,367
(1)    Substantially all earnings attributable to common shares are from equity earnings.
(2)    Sempra Infrastructure includes net unrealized gains (losses) from undesignated interest rate swaps related to the PA LNG Phase 1 project.
(3)    Includes cost of natural gas, cost of electric fuel and purchased power, franchise fees and other taxes, and other income (expense), net, and preferred dividends for Sempra California; O&M and interest expense for Sempra Texas Utilities related to activities at the holding company; and cost of natural gas, energy-related businesses cost of sales, franchise fees and other taxes, and other income (expense), net, for Sempra Infrastructure.